Exhibit 10.21

SEPARATION AGREEMENT

AND GENERAL RELEASE OF CLAIMS

This Separation Agreement and General Release of Claims (this “Agreement”) is entered into by and between Gary M. Gillette (“Employee”) and Select Energy Services, LLC, a Delaware limited liability company (the “Company”).  Select Energy Services, Inc., a Delaware corporation (“Parent”), joins this Agreement for the limited purpose of acknowledging and agreeing to Sections 2(d) and 3 below.

WHEREAS, Employee and the Company are parties to that certain letter agreement dated May 15, 2018 that sets forth certain details regarding Employee’s employment (the “Letter Agreement”);

WHEREAS, Employee is currently employed by the Company;

WHEREAS, Employee’s employment with the Company will end as of the Separation Date (as defined below);

WHEREAS, the Company seeks to retain Employee for a period of time, as set forth below, for the purpose of transitioning his duties prior to his separation from employment;

WHEREAS, the parties wish for Employee to receive severance pay and additional consideration as set forth in this Agreement, which pay and consideration is conditioned upon Employee’s timely execution of this Agreement and Employee’s compliance with the terms of this Agreement; and

WHEREAS, the parties wish to resolve any and all claims that Employee has or may have against the Company or any of the other Company Parties (as defined below), including any claims that Employee may have arising out of Employee’s employment or the end of such employment.

NOW, THEREFORE, in consideration of the promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

1. Transition Services; Separation from Employment. Employee promises that, between the date he signs this Agreement and his final day of employment with the Company, he will assist the Company in transitioning the duties of the Chief Administrative Officer position, and otherwise provide those services that the Company may request of him from time to time.  Employee’s employment with the Company will end on January 4, 2019 (the “Separation Date”).  As of the Separation Date, Employee will not have any further employment relationship with the Company or any other Company Party (as defined below). Employee acknowledges and agrees that, as of the Separation Date,  Employee shall no longer serve as an officer, director, or manager (or in any other, similar capacity) of any member of the Company Group.

2. Separation Benefits. Provided that Employee (i) executes this Agreement and returns it to the Company, care of Adam Law, Senior Vice President, General Counsel &

Corporate Secretary at 515 Post Oak Blvd., Suite 200, Houston, TX 77027 (or via e-mail at ALaw@selectenergyservices.com) so that it is received by Mr. Law no later than December 18, 2018; (ii) provides the assistance and services described in Section 1 above; (iii) timely executes and returns the Confirming Release (as defined below) to the Company as set forth in Section 7 below (and does not exercise his revocation right as described in the Confirming Release); and (iv) abides by each of Employee’s commitments set forth herein, then:

(a) The Company will provide Employee with a total severance payment equal to $522,500, less applicable taxes and withholdings (the “Separation Payment”), which Separation Payment will be paid in a lump sum on the Company’s first regular payroll date for executive employees that comes after the Confirming Release that has been executed by Employee has been returned to the Company and the revocation period for such Confirming Release has expired;

(b) During the portion, if any, of the three (3)-month period following the Separation Date (the “Reimbursement Period”) that Employee elects to continue coverage for Employee and Employee’s spouse and eligible dependents, if any, under the Company’s group health plans pursuant to Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company shall promptly reimburse Employee on a monthly basis for the difference between the amount Employee pays to effect and continue such coverage and the employee contribution amount that similarly situated employees of the Company pay for the same or similar coverage under such group health plans (the “COBRA Benefit”). Each payment of the COBRA Benefit shall be paid to Employee on the Company’s first regularly scheduled pay date in the calendar month immediately following the calendar month in which Employee submits to the Company documentation of the applicable premium payment having been paid by Employee, which documentation shall be submitted by Employee to the Company within thirty (30) days following the date on which the applicable premium payment is paid. Employee shall be eligible to receive such reimbursement payments until the earliest of: (x) the last day of the Reimbursement Period; (y) the date Employee is no longer eligible to receive COBRA continuation coverage; and (z) the date on which Employee becomes eligible to receive coverage under a group health plan sponsored by another employer (and any such eligibility shall be promptly reported to the Company by Employee); provided, however, that the election of COBRA continuation coverage and the payment of any premiums due with respect to such COBRA continuation coverage shall remain Employee’s sole responsibility, and the Company shall not assume any obligation for payment of any such premiums relating to such COBRA continuation coverage;

(c) So long as the Company authorizes awards for 2018 pursuant to the Company’s short-term incentive bonus program (the “STI Plan”), then the discretionary portion of the 2018 bonus for which Employee is eligible pursuant to the STI Plan (which discretionary portion amounts to ten percent (10%) of such total, potential bonus) shall be fully guaranteed, such that the bonus that Employee receives for 2018 pursuant to the STI Plan shall reflect full payment of such discretionary component and other components of the STI award (e.g., EBITDA, SGA, Safety) will be calculated consistently with the results achieved; and

(d) Effective as of the Separation Date, Parent will cause (i) 12,805 restricted shares granted to Employee on January 19, 2018 and (ii) 4,742 of the shares subject to the stock option granted to Employee on February 7, 2017 (the “Accelerated Awards”) to vest and become nonforfeitable.

The payments and benefits set forth in this Section 2 are referred to herein collectively as the “Separation Benefits.”

3. Forfeiture of Certain Equity Awards.  For the avoidance of doubt, effective as of the Separation Date, (a) 12,805 performance share units granted to Employee on January 19, 2018 and (b) 4,741 of the shares subject to the stock option granted to Employee on February 7, 2017, which, after giving effect to Section 2(d), collectively represents all outstanding unvested equity awards granted to Employee, will terminate automatically without any further action by Parent, the Company or any of their respective affiliates and will be forfeited without consideration or notice. The vested portion, after giving effect to Section 2(d), of the stock option granted to Employee on February 7, 2017 will continue to be governed by the terms of the applicable award agreement and the Select Energy Services, Inc. 2016 Equity Incentive Plan (the “EIP”).

4. Satisfaction of All Leaves and Payment Amounts; Prior Rights and Obligations.  In entering into this Agreement, Employee expressly acknowledges and agrees that, as of the date he signs this Agreement, Employee has received all leaves (paid and unpaid) to which Employee has been entitled during Employee’s employment with the Company or any other Company Party, and Employee has received all wages, bonuses and other compensation, been provided all benefits and been afforded all rights and been paid all sums that Employee has been owed by the Company or any other Company Party, including all payments arising out of all incentive plans and any other bonus arrangements.  Notwithstanding the foregoing, Employee remains: (a) entitled to receive Employee’s base salary and benefits for services performed between the date that Employee signs this Agreement and the Separation Date, (b) eligible to receive payment for any 2018 STI award as referenced in Section 2(c) above, and (c) eligible to receive payment for any accrued, unused paid time off that he is eligible to receive as of the Separation Date.  For the avoidance of doubt, Employee acknowledges and agrees that Employee had no right to the Separation Benefits but for Employee’s entry into this Agreement and satisfaction of the terms herein.

5. General Release of Claims.

(a) In exchange for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged by Employee, Employee hereby releases, discharges and forever acquits the Company, Parent, their respective parents, subsidiaries and affiliates, and each of the foregoing entities’ respective shareholders, members, partners, officers, managers, directors, fiduciaries, employees, representatives, agents and benefit plans (and fiduciaries of such plans), in their personal and representative capacities (collectively, the “Company Parties” or any one, individually, a “Company Party”), from liability for, and Employee hereby waives, any and all claims, damages, demands, or causes of action of any kind that Employee has or could have, whether known or unknown, against any Company Party, including any and all claims, damages, demands, or causes of action relating to his employment, engagement or affiliation with any Company Party, the termination of such employment, engagement or affiliation, Employee’s status as a shareholder of a Company Party, or any other acts or omissions related to any matter occurring or existing on or prior to the date that Employee executes this Agreement, including, (i) any alleged violation through such date of:  (A) Title VII of the Civil Rights Act of 1964; (B) the Civil Rights Act of 1991; (C) Sections 1981 through 1988 of Title 42 of the United States Code; (D) the Americans with Disabilities Act of 1990; (E) the Employee Retirement Income Security Act of

1974 (“ERISA”); (F) the Immigration Reform Control Act; (G) the Americans with Disabilities Act of 1990; (H) the Occupational Safety and Health Act; (I) the Sarbanes-Oxley Act of 2002; (J) the Dodd-Frank Wall Street Reform and Consumer Protection Act; (K) any federal, state, municipal or local anti-discrimination or anti-retaliation law, including the Texas Labor Code (including the Texas Payday Law, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, and the Texas Whistleblower Act); (L) any federal, state, municipal or local wage and hour law; (M) any other local, municipal, state, or federal law, regulation or ordinance; and (N) any public policy, contract, tort, or common law claim, including claims for breach of fiduciary duty, fraud, breach of implied or express contract, breach of implied covenant of good faith and fair dealing, wrongful discharge or termination, promissory estoppel, infliction of emotional distress,  or tortious interference; (ii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in, or with respect to, a Released Claim; (iii) any and all rights, benefits or claims Employee may have under any employment contract (including the Letter Agreement and that certain letter agreement between Employee and the Company dated June 7, 2015), equity-based or incentive compensation plan (including the EIP and any award agreement thereunder), or other agreement with any Company Party; (iv) any claim, whether direct or derivative, arising from, or relating to, Employee's status as a member or holder of any interests in the Company, Parent, or any of their subsidiaries; and (v) any claim for compensation, benefits, or damages of any kind not expressly set forth in this Agreement (collectively, the “Released Claims”). THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE COMPANY PARTIES.

(b) The Released Claims do not include any claims to the Separation Benefits or any rights or claims that may first arise after the time that Employee executes this Agreement.

(c) In no event shall the Released Claims include any claim to vested benefits under an employee benefit plan of the Company that is subject to ERISA (including any rights to vested benefits under health and retirement plans). Further notwithstanding this release of liability, nothing in this Agreement prevents Employee from filing any non-legally waivable claim (including a challenge to the validity of this Agreement) with the Equal Employment Opportunity Commission, National Labor Relations Board, Occupational Safety and Health Administration, Securities and Exchange Commission, or other federal, state or local governmental agency or commission (collectively “Governmental Agencies”) or participating in any investigation or proceeding conducted by any Governmental Agencies or communicating or cooperating with such an agency; however, Employee understands and agrees that, to the extent permitted by law, Employee is waiving any and all rights to recover any monetary or personal relief from any Company Party as a result of such Governmental Agency proceeding or subsequent legal actions.  Nothing herein waives Employee’s right to receive an award for information provided to a Governmental Agency.

(d) Employee hereby represents and warrants that, as of the time Employee executes this Agreement, Employee has not brought or joined any lawsuit or filed any charge or claim against any of the Company Parties in any court or before any government agency or arbitrator for or with respect to a matter, claim or incident that occurred or arose out of one or more occurrences that took place on or prior to the time at which Employee signs this Agreement.  Employee hereby further represents and warrants that Employee has not assigned, sold, delivered, transferred or conveyed any rights Employee has asserted or may have against any of the Company Parties to any person or entity, in each case, with respect to any Released Claims.
6. Employee’s Acknowledgements. By executing and delivering this Agreement, Employee expressly acknowledges that:
(a) Employee has carefully read this Agreement;
(b) Employee is not otherwise entitled to the consideration set forth in this Agreement, but for his entry into this Agreement;
(c) Employee has had sufficient time to consider this Agreement before the execution and delivery to Company;

(d) Employee has been advised, and hereby is advised in writing, to discuss this Agreement with an attorney of Employee’s choice and Employee has had adequate opportunity to do so prior to executing this Agreement;

(e) Employee fully understands the final and binding effect of this Agreement; the only promises made to Employee to sign this Agreement are those stated within the four corners of this document; and Employee is signing this Agreement knowingly, voluntarily and of Employee’s own free will, and that Employee understands and agrees to each of the terms of this Agreement; and

(f) No Company Party has provided any tax or legal advice regarding this Agreement and Employee has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Employee’s own choosing such that Employee enters into this Agreement with full understanding of the tax and legal implications thereof.

7. Confirming Release.   On the Separation Date or within twenty-one (21) days thereafter, Employee shall execute the Confirming Release Agreement that is attached as Exhibit A (the “Confirming Release”) and return the executed Confirming Release to the Company such that it is received by Adam Law, Senior Vice President, General Counsel & Corporate Secretary at 515 Post Oak Blvd., Suite 200, Houston, TX 77027 (or via e-mail at ALaw@selectenergyservices.com) no later than January 25, 2019.

8. Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the matters herein provided.   No modifications or waiver of any provision hereof shall be effective unless in writing and signed by each party.

9. Governing Law; Arbitration.

(a) The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the laws of the State of Texas, without giving effect to the principles of conflicts of law.

(b) Subject to Section 9(c) below, any dispute, controversy or claim between Employee and the Company, Parent, or any of their respective affiliates arising out of or relating to this

Agreement or Employee’s employment or engagement with any Company Party will be finally settled by arbitration in Houston, Texas in accordance with the then-existing American Arbitration Association (“AAA”) Employment Arbitration Rules.  The arbitration award shall be final and binding on both parties.  Any arbitration conducted under this Section 9 shall be heard by a single arbitrator (the “Arbitrator”) selected in accordance with the then-applicable rules of the AAA.  The Arbitrator shall expeditiously hear and decide all matters concerning the dispute. The parties further agree that all disputes shall be arbitrated on an individual basis, and they forego and waive any right to arbitrate any dispute as a class action or collective action or on a consolidated basis or in a representative capacity on behalf of other persons or entities who are claimed to be similarly situated, or to participate as a class member in such a proceeding. Except as expressly provided to the contrary in this Agreement, the Arbitrator shall have the power to (i) gather such materials, information, testimony and evidence as the Arbitrator deems relevant to the dispute before him or her (and each party will provide such materials, information, testimony and evidence requested by the Arbitrator), and (ii) grant injunctive relief and enforce specific performance.  The decision of the Arbitrator shall be reasoned, rendered in writing, be final and binding upon the disputing parties and the parties agree that judgment upon the award may be entered by any court of competent jurisdiction.  By entering into this Agreement and entering into the arbitration provisions of this Section  9, THE PARTIES EXPRESSLY ACKNOWLEDGE AND AGREE THAT THEY ARE KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVING THEIR RIGHTS TO A JURY TRIAL.

(c) Nothing in this Section 9 shall prohibit a party to this Agreement from (i) instituting litigation to enforce any arbitration award, or (ii) joining the other party to this Agreement in a litigation initiated by a person or entity that is not a party to this Agreement.  Further, nothing in this Section 9 precludes Employee from filing a charge or complaint with a federal, state or other governmental administrative agency.

10. Headings; Interpretation.  Titles and headings to Sections hereof are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions hereof.  Unless the context requires otherwise, all references herein to laws, regulations, contracts, agreements, instruments and other documents shall be deemed to refer to such laws, regulations, agreements, instruments and other documents as they may be amended, supplemented, modified and restated from time to time, and references to particular provisions of laws or regulations include a reference to the corresponding provisions of any succeeding law or regulation.  The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.”  The words “herein”, “hereof”, “hereunder” and other compounds of the word “here” shall refer to the entire Agreement, including all exhibits, and not to any particular provision hereof.  The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties.

11. Third Party Beneficiaries.  Each Company Party that is not a signatory hereto shall be a third-party beneficiary of Employee’s covenants, warranties, representations, and release of claims set forth in this Agreement and entitled to enforce such provisions as if it was a party hereto.

12. Return of Property.  Employee expressly represents and warrants that he has, or as of the Separation Date he will have, returned to the Company all property belonging to the Company and any other Company Party, including all documents, computer files and other electronically stored information, and all other materials provided to Employee by the Company or any other Company Party in the course of his employment or affiliation. Employee further represents and warrants that he has not maintained (or, after the Separation Date, he will not maintain) a copy of any such materials in any form.

13. No Waiver.  No failure by any party at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

14. Severability and Modification.  To the extent permitted by applicable law, the parties agree that any term or provision of this Agreement (or part thereof) that renders such term or provision (or part thereof) or any other term or provision (or part thereof) of this Agreement invalid or unenforceable in any respect shall be severable and shall be modified or severed to the extent necessary to avoid rendering such term or provision (or part thereof) invalid or unenforceable, and such severance or modification shall be accomplished in the manner that most nearly preserves the benefit of the parties’ bargain hereunder.

15. Withholding of Taxes and Other Employee Deductions.  The Company may withhold from any payments made pursuant to this Agreement all federal, state, local, and other taxes and withholdings as may be required pursuant to any law or governmental regulation or ruling.

16. Counterparts.  This Agreement may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement.

17. Section 409A.  Neither this Agreement nor the payments provided hereunder are intended to constitute “deferred compensation” subject to the requirements of Section 409A of the Internal Revenue Code of 1986 and the Treasury regulations and interpretive guidance issued thereunder (collectively, “Section 409A”), and this Agreement shall be construed and administered in accordance with such intent. For purposes of Section 409A, each payment provided under this Agreement shall be treated as a separate payment. Notwithstanding the foregoing, the Company makes no representations that this Agreement or the payments provided under this Agreement complies with or is exempt from the requirements of Section 409A and in no event shall the Company or any other Company Party be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.

 [Signatures begin on the following page]

IN WITNESS WHEREOF, the parties have executed this Agreement with the intent to be legally bound.

Gary M. Gillette

/s/ Gary Gillette
Gary M. Gillette

Date:	December 16, 2018

Select Energy Services, LLC

By:	/s/ Holli Ladhani
Name:	Holli Ladhani
Title:	President and Chief Executive Officer
Date:	December 17, 2018

With respect to Sections 2(d) and 3:

Select Energy Services, Inc.

By:	/s/ Holli Ladhani
Name:	Holli Ladhani
Title:	President and Chief Executive Officer
Date:	December 17, 2018

Signature Page to

Separation Agreement and

General Release of Claims

EXHIBIT A

CONFIRMING RELEASE AGREEMENT

This Confirming Release Agreement (this “Confirming Release”) is that certain Confirming Release referenced in Section 7 of the Separation Agreement and General Release of Claims (the “Separation Agreement”) entered into by and between Gary M. Gillette (“Employee”) and Select Energy Services, LLC, a Delaware limited liability company (the “Company”).  Capitalized terms used herein that are not otherwise defined have the meanings assigned to them in the Separation Agreement.

1. General Release of Claims.

(a) For good and valuable consideration, including Employee’s receipt of the consideration described in Section 2 of the Separation Agreement (and any portion thereof), Employee hereby forever releases, discharges and acquits the Company, Parent, their respective parents, subsidiaries and affiliates, and each of the foregoing entities’ respective shareholders, members, partners, officers, managers, directors, fiduciaries, employees, representatives, agents and benefit plans (and fiduciaries of such plans), in their personal and representative capacities (collectively, the “Confirming Release Company Parties” or any one, individually, a “Confirming Release Company Party”), from liability for, and Employee hereby waives, any and all claims, damages, demands, or causes of action of any kind that Employee has or could have, whether known or unknown, against any Confirming Release Company Party, including any and all claims, damages, demands, or causes of action relating to his employment, engagement or affiliation with any Confirming Release Company Party, the termination of such employment, engagement or affiliation, his status as a shareholder of any Company Party, or any other acts or omissions related to any matter occurring or existing on or prior to the date that Employee executes this Confirming Release, including, (i) any alleged violation through such date of:  (A) Title VII of the Civil Rights Act of 1964; (B) the Civil Rights Act of 1991; (C) Sections 1981 through 1988 of Title 42 of the United States Code; (D) the Americans with Disabilities Act of 1990; (E) the Employee Retirement Income Security Act of 1974 (“ERISA”); (F) the Immigration Reform Control Act; (G) the Americans with Disabilities Act of 1990; (H) the Occupational Safety and Health Act; (I) the Age Discrimination in Employment Act of 1967 (including as amended by the Older Workers Benefit Protection Act); (J) the Sarbanes-Oxley Act of 2002; (K) the Dodd-Frank Wall Street Reform and Consumer Protection Act; (L) any federal, state, municipal or local anti-discrimination or anti-retaliation law, including the Texas Labor Code (including the Texas Payday Law, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, and the Texas Whistleblower Act); (N) any federal, state, municipal or local wage and hour law; (M) any other local, municipal, state, or federal law, regulation or ordinance; and (N) any public policy, contract, tort, or common law claim, including claims for breach of fiduciary duty, fraud, breach of implied or express contract, breach of implied covenant of good faith and fair dealing, wrongful discharge or termination, promissory estoppel, infliction of emotional distress,  or tortious interference; (ii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in, or with respect to, a Confirming Released Claim; (iii) any and all rights, benefits or claims Employee may have under any employment contract (including the Letter Agreement and that certain letter agreement between Employee and the Company dated June 7, 2015), equity-based or incentive compensation plan (including the Select Energy Services, Inc. 2016 Equity Incentive Plan and any

Exhibit A

award agreement thereunder), or other agreement with any Confirming Release Company Party; (iv) any claim, whether individual or derivative, arising from, or relating to, Employee's status as a member or holder of any interests in the Company, the Parent, or any of their subsidiaries; and (v) any claim for compensation, benefits, or damages of any kind not expressly set forth in this Agreement (collectively, the “Confirming Released Claims”). THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE CONFIRMING RELEASE COMPANY PARTIES.

(b) The Confirming Released Claims do not include any claims to the Separation Benefits or any rights or claims (including any rights or claims pursuant to the Separation Agreement) that may first arise after the time that Employee executes this Confirming Release.

(c) In no event shall the Confirming Released Claims include any claim to vested benefits under an employee benefit plan of the Company that is subject to ERISA (including any rights to vested benefits under health and retirement plans). Further notwithstanding this release of liability, nothing in this Confirming Release prevents Employee from filing any non-legally waivable claim (including a challenge to the validity of this Confirming Release) with a Governmental Agency or participating in any investigation or proceeding conducted by any Governmental Agencies or communicating or cooperating with such agency; however, Employee understands and agrees that, to the extent permitted by law, Employee is waiving any and all rights to recover any monetary or personal relief from any Confirming Release Company Party as a result of such Governmental Agency proceeding or subsequent legal actions.  Nothing herein waives Employee’s right to receive an award for information provided to a Governmental Agency.

(d) Employee hereby represents and warrants that, as of the time Employee executes this Confirming Release, Employee has not brought or joined any lawsuit or filed any charge or claim against any of the Confirming Release Company Parties in any court or before any government agency or arbitrator for or with respect to a matter, claim or incident that occurred or arose out of one or more occurrences that took place on or prior to the time at which Employee signs this Confirming Release.  Employee hereby further represents and warrants that Employee has not assigned, sold, delivered, transferred or conveyed any rights Employee has asserted or may have against any of the Confirming Release Company Parties to any person or entity, in each case, with respect to any Confirming Released Claims.

2. Satisfaction of All Leaves and Payment Amounts; Prior Rights and Obligations.  In signing this Confirming Release, Employee expressly acknowledges and agrees that Employee has received all leaves (paid and unpaid) to which Employee has been entitled during Employee’s employment with the Company or any other Confirming Release Company Party, and Employee has received all wages, bonuses and other compensation, been provided all benefits and been afforded all rights and been paid all sums that Employee is owed or has been owed or ever could be owed by the Company or any other Confirming Release Company Party (with the exception of the consideration set forth in Section 2 of the Separation Agreement), including all payments arising out of all incentive plans and any other bonus arrangements.  Notwithstanding the foregoing, Employee remains entitled to receive, if still unpaid: (i) any unpaid base salary and benefits for services performed in the pay period in which the Separation Date occurred; (ii) payment for any accrued, unused paid time off that existed as of the Separation Date;

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and (iii) any payment for any 2018 STI award as referenced in Section 2(c) of the Separation Agreement.

3. Employee’s Acknowledgments; Binding Effect.  Employee has been advised, and hereby is advised in writing, to consult with an attorney of his choice regarding the form and content of this Confirming Release, and he represents that he has had a sufficient opportunity (and a full 21 days) to do so before execution and return, and that he has read this Confirming Release and enters into it voluntarily and of his own free will.  This Confirming Release and the releases and covenants contained herein shall be binding upon Employee, his heirs, executors, administrators, assigns, agents, attorneys in fact, attorneys at law, and representatives.  This Confirming Release and the releases and covenants contained herein shall inure to the benefit of all Confirming Release Company Parties and each of their respective predecessors, successors, and assigns.

4. Revocation Right. Notwithstanding the initial effectiveness of this Confirming Release, Employee may revoke the delivery (and therefore the effectiveness) of this Confirming Release within the seven-day period beginning on the date Employee executes this Confirming Release (such seven day period being referred to herein as the “Confirming Release Revocation Period”).  To be effective, such revocation must be in writing signed by Employee and must be received by the Company, care of Adam Law, Senior Vice President, General Counsel & Corporate Secretary at 515 Post Oak Blvd., Suite 200, Houston, TX 77027 (or via e-mail at ALaw@selectenergyservices.com) so that it is received by Mr. Law no later than 11:59 p.m. Houston, Texas time, on the last day of the Confirming Release Revocation Period.  In the event Employee exercises his revocation right as set forth herein, this Confirming Release will be of no force or effect, and Employee will not be entitled to receive the consideration set forth in Section 2 of the Separation Agreement.

IN WITNESS WHEREOF, Employee has executed this Confirming Release with the intent to be legally bound.

Gary M. Gillette

Gary M. Gillette

Date:

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